Synergetics USA Announces FDA Clearance of VersaVIT(TM) Vitrectomy System

O'FALLON, MO -- (Marketwire - June 27, 2012) - Synergetics USA, Inc. (NASDAQ: SURG), a medical device company that designs, manufactures and markets innovative microsurgical devices for ophthalmic and neurosurgical applications, today announced it has received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for VersaVIT™, a novel vitrectomy system for the retinal surgery market.

"The entry of VersaVIT into the global vitrectomy market is a major milestone in Synergetics' strategy to enter into higher growth areas of retinal surgery," said David M. Hable, President and CEO. "We believe that VersaVIT is a 'game changer' given its functionality, portability and competitive pricing relative to traditional vitrectomy systems." The Company is awaiting CE mark approval, which has been submitted and is currently under review.

About Synergetics USA, Inc.

Synergetics USA, Inc. ("Synergetics USA" or the "Company") is a leading supplier of precision surgical devices. The Company's primary focus is on the surgical disciplines of ophthalmology and neurosurgery. Our distribution channels include a combination of direct and independent sales organizations and important strategic alliances with market leaders. The Company's product lines focus upon precision engineered, disposable and reusable devices, procedural kits, and the delivery of various energy modalities for the performance of less invasive surgery including: (i) laser energy, (ii) ultrasonic energy, (iii) radio frequency for electrosurgery and lesion generation and (iv) visible light energy for illumination, and where applicable, simultaneous infusion (irrigation) of fluids into the operative field. The Company's website address is www.synergeticsusa.com.

Forward-Looking Statements

Some statements in this release may be "forward-looking statements" for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Synergetics' Annual Report on Form 10-K for the year ended July 31, 2011, as updated from time to time in our filings with the Securities and Exchange Commission.

SYNERGETICS USA, INC.
3845 Corporate Centre Drive
O'Fallon, Missouri 63368
(636) 939-5100
http://www.synergeticsusa.com
Attn: Pamela G. Boone
Chief Financial Officer